EXHIBIT A

THIS EXHIBIT A is amended and restated as of May 1, 2025.

FUNDS

TARGET DATE FUNDS

MyDestination 2015 Fund

MyDestination 2025 Fund

MyDestination 2035 Fund

MyDestination 2045 Fund

MyDestination 2055 Fund

TARGET RISK FUNDS

Conservative Allocation Fund

Balanced Allocation Fund

Moderately Aggressive Allocation Fund

Aggressive Allocation Fund

SELECT FUNDS

Money Market Fund

Low-Duration Bond Fund

Medium-Duration Bond Fund

Global Bond Fund

Strategic Alternatives Fund

Defensive Market Strategies Fund

Impact Bond Fund

Impact Equity Fund

Equity Index Fund

Global Real Estate Securities Fund

Value Equity Index Fund

Value Equity Fund

Growth Equity Index Fund

Growth Equity Fund

Small Cap Equity Fund

International Equity Index Fund

International Equity Fund

Emerging Markets Equity Fund

IN WITNESS WHEREOF, the parties hereto have caused this amended and restated Exhibit A to be executed by their officers designated below effective as of the date and year first above written.

Foreside Funds Distributors LLC

By:
Name:
Title:

GuideStone Funds

By:
Name:	Melanie Childers
Title:	Vice President – Fund Operations and Secretary